UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2015

MASTECH HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-34099	26-2753540
(Commission File Number)	(IRS Employer Identification No.)

1305 Cherrington Parkway, Suite 400, Moon Township, PA	15108
(Address of Principal Executive Offices)	(Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 8, 2015, Mastech, Inc. (the “Company”), a wholly-owned subsidiary of Mastech Holdings, Inc., entered into an Asset Purchase Agreement (the “Agreement”) with Hudson Global, Inc. (“Parent”) and Hudson Global Resources Management, Inc. (the “Seller”), pursuant to which the Company agreed to purchase substantially all of the assets comprising the Seller’s Hudson Information Technology staffing business (the “Business”). Under the terms of the Agreement, the aggregate consideration will consist of $17 million in cash, subject to any purchase price reduction as described in the Agreement, plus the assumption of certain liabilities by the Company. The assets to be purchased by the Company exclude cash on hand, accounts receivables, and certain other assets of the Seller.

The Agreement contains customary representations, warranties and covenants of Parent and the Seller, including covenants related to the operation of the Business between signing and closing, customary indemnification obligations and certain non-solicitation and non-competition covenants. The closing is subject to customary closing conditions, including, among others: (i) execution and delivery of all agreements, instruments and documents required by the Agreement; (ii) absence of any actions or proceedings seeking to restrain or prohibit the transactions contemplated by the Agreement and (iii) the receipt of all third party consents and approvals required by the Agreement. The closing of the acquisition is expected to occur during the second quarter of 2015.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by the text of the Agreement filed herewith as Exhibit 2.1 and is incorporated by reference herein.

Item 8.01	Other Events.

On May 11, 2015, Mastech Holdings, Inc. issued a press release (the “Press Release”) announcing the transaction described herein. A copy of the Press Release is attached as Exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

The information in this Item 8.01, including the information in Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for any purpose, including for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 8.01 shall not be incorporated by reference into any registration statement or any other filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except to the extent set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of May 8, 2015, by and among Hudson Global, Inc., Hudson Global Resources Management, Inc. and Mastech, Inc.*

99.1	Press Release of Mastech Holdings, Inc., dated May 11, 2015

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and exhibits to this Asset Purchase Agreement have not been filed. Mastech Holdings, Inc. hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH HOLDINGS, INC.

By:	/s/ John J. Cronin
Name:	John J. Cronin
Title:	Chief Financial Officer

May 11, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of May 8, 2015, by and among Hudson Global, Inc., Hudson Global Resources Management, Inc. and Mastech, Inc.*

99.1	Press Release of Mastech Holdings, Inc., dated May 11, 2015

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and exhibits to this Asset Purchase Agreement have not been filed. Mastech Holdings, Inc. hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.